Exhibit 10.1.2

April 12, 2024

Vision Sensing Acquisition Corp.

10 E. 53rd Street, Suite 3001

New York, NY 10022

Re:	Conversion of Class B Common Stock Founder Shares to Class A Common Stock

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated November 1, 2021 (the “Letter Agreement”) by and between Vision Sensing Acquisition Corp., a Delaware corporation (the “Company”), Vision Sensing LLC, a Delaware limited liability company (the “Sponsor”) and each of the undersigned individuals. Capitalized terms used in this letter (the “Supplemental Letter Agreement”) and not otherwise defined herein have the meanings ascribed to such terms in the Letter Agreement.

The Company’s board of directors (the “Board”) has approved an amendment (the “Conversion Amendment”) to the Company’s amended and restated certificate of incorporation, as previously amended (the “Charter”) that would permit the holder or holders of the Founder Shares to convert such shares into shares of Common Stock on a one-for-one basis at the election of such holder(s) at any time prior to the consummation of the Company’s initial Business Combination. The Board has directed the submission of the Conversion Amendment to the Company’s stockholders for their approval at the Company’s 2024 annual meeting of stockholders and recommended that the Company’s stockholders approve the Conversion Amendment. The text of the Conversion Amendment is set forth in the preliminary proxy Statement of the Company for the 2024 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission.

The Sponsor and each Insider, as evidenced by its, his or her signature below, hereby acknowledges, confirms and agrees that, if the Conversion Amendment is approved by the Company’s stockholders and becomes effective, any shares of Common Stock into which any Founder Shares are converted (each such share of Common Stock, a “Conversion Share”), then all of the Conversion Shares will remain subject to all of the restrictions and obligations to which the Founder Shares are subject and which are set forth in the Letter Agreement, the Charter (as amended by the Conversion Amendment) and any other agreement, document or instrument imposing any obligations or restrictions on the Founder Shares.

Without limiting the foregoing paragraph in any way, the Sponsor and each Insider (i) agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any Conversion Shares owned by it, him or her in favor of any proposed Business Combination, (ii) acknowledges and agrees that it, he or she has, and will have, no right, title, interest or claim of any kind in or to any of the monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to any Conversion Shares held by it, him or her, and (iii) waives, with respect to any Conversion Shares held by it, him or her, if any, whether acquired now or hereafter, any redemption rights it, he or she may have in connection with the consummation of a Business Combination or amendments to the Charter prior thereto.

The Company, the Sponsor and each Insider hereby acknowledges and agrees that the Representative on behalf of the Underwriters is a third-party beneficiary of this Supplemental Letter Agreement.

This Supplemental Letter Agreement may be executed manually or electronically (such as by DocuSign) in multiple counterparts, each of which shall constitute an original and each of which my bear the signature(s) of one or more of the parties hereto but which together shall constitute but a single instrument. A copy of this Supplemental Letter Agreement bearing the electronic signature or a PDF, facsimile, photostatic or other copy of the signature of a party hereto a shall be as valid for all purposes as a copy of this Supplemental Letter Agreement bearing the original manual signature of such party.

[Signature page follows.]

Sincerely,

VISION SENSING LLC

By:	/s/ George Cho Yiu So
George Cho Yiu So
Managing Member

/s/ Geprge Peter Sobek
George Peter Sobek

/s/ Hang Kon Louis Ma
Hang Kon Louis Ma

/s/ Joseph Mitchell Magen
Joseph Mitchell Magen

/s/ William Welser IV
William Welser IV

/s/ Garry Richard Stein
Garry Richard Stein

Acknowledged and Agreed:

VISION SENSING ACQUISITION CORP.

By:	/s/ George Peter Sobek
George Peter Sobek
Chairman and Chief Executive Officer

Cc:	EF Hutton, Division of Benchmark Investments, LLC